EXHIBIT 99.1
ADVANSOURCE BIOMATERIALS ANNOUNCES FIRST QUARTER RESULTS FOR FISCAL 2010

Conference Call Scheduled for Today at 2:30PM Eastern

Wilmington, MA. August 13, 2009…AdvanSource Biomaterials Corporation (NYSE Amex: ASB), a leading developer of advanced polymer materials for a broad range of medical devices, today announced financial results for its fiscal 2010 first quarter ended June 30, 2009.

Total revenues for the three months ended June 30, 2009 were $450,000 as compared with $874,000 for the comparable prior year period, a decrease of $424,000, or 48.5%.  Product sales of our biomaterials for the three months ended June 30, 2009 were $239,000 as compared with $313,000 for the comparable prior year period, a decrease of $74,000, or 23.6%.  Product sales decreased primarily due to a decrease in shipments of our biomaterials to our existing customer base.  License, royalty and development fees for the three months ended June 30, 2009 were $211,000 as compared with $561,000 for the comparable prior year period, a decrease of $350,000 or 62.4%.  The decrease in license, royalty and development fees during the three months ended June 30, 2009 is primarily a result of an amendment to an agreement with a major customer from whom we derive a majority of our license, royalty and development fee revenue.  The amendment to this agreement resulted in the reduction of royalty fees paid to us per unit of sale of our customer’s product.

Gross profit on total revenues for the three months ended June 30, 2009 was $111,000, or 24.7% of total revenues, compared with $527,000, or 60.3% of total revenues, for the comparable prior year period.  The decrease in gross profit dollars and gross profit as a percentage of total revenues is due to the decrease of product sales and license, royalty and development fees.

Research and development expenses for the three months ended June 30, 2009 were $182,000 as compared with $183,000 for the comparable prior year period, a decrease of $1,000 or 0.5%.  During the three months ended June 30, 2009, we increased our research and development expenditures in the development of new biomaterials and related applications while expenditures related to the CardioPass clinical trials decreased.

Selling, general and administrative expenses for the three months ended June 30, 2009 were $786,000 as compared with $924,000 for the comparable prior year period, a decrease of $138,000 or 14.9%.  The decrease is primarily attributable to our cost containment measures which included reductions in outside consultants and insurance costs; offset in part by an increase in non-cash stock-based compensation expenses.

During the three months ended June 30, 2009, the Company also realized a gain of approximately $213,000 on the sale of Catheters and Disposables Technology, Inc. (CDT), its former wholly-owned subsidiary, due to the settlement of the escrow account established in connection with the March 2008 sale of CDT.

As of June 30, 2009, we had cash and cash equivalents of $3,436,000 as compared to $3,873,000 as of March 31, 2009.

On August 6, 2009, the Company settled its dispute with Medos Medizintechnik AG (MEDOS) and MEDOS agreed to repay, with consideration in the form of cash and a promissory note, $580,000 of escrow funds previously released to MEDOS in full and final settlement of the claims.  As a result of this settlement, the Company expects to record a gain on the sale of Gish Biomedical, Inc. (“Gish”), its former wholly-owned subsidiary, of approximately $729,000 during the quarter ending September 30, 2009 in connection with the July 2007 sale of Gish.

Michael F. Adams, President and CEO of AdvanSource, stated, “In spite of the downturn in revenues, which we anticipated as a result of the overall economic downturn and amendment to a royalty agreement with a major customer, we are optimistic as to the Company’s future prospects.  Since embarking on our strategic initiative, which included increasing the market’s awareness as to the Company’s focus on its biomaterials capabilities, we have seen an influx of customers for purchase of biomaterial products and, more importantly, customers evaluating our biomaterials for integration into their medical devices under development.  A key driver of our business model is the acquisition of customers who will utilize our biomaterials as an integral component of their medical devices.  As a result, we would expect to generate future product sales through supply agreements; and royalty and license fees once our customers make their medical devices commercially available.”

Mr. Adams added, “We are pleased with our continuing efforts to manage our cost structure effectively.  In addition, we believe the receipt of funds from the escrow established in connection with the sale of CDT and the funds to be generated as a result of the recently announced settlement of the MEDOS dispute should also provide added strength to the Company’s financial position in the near-term.  We look forward to discussing the Company’s financial and operating performance and future prospects in today’s scheduled conference call.”

Company Conference Call

Management will host a conference call today at 2:30 PM Eastern time to review the Company’s fiscal 2010 first quarter financial results and operations.  Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 800-510-0219 within the U.S. or 617-614-3451 outside the U.S. and entering the passcode: 35947047.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available two hours after the call for the following two business days by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode: 95137042.  The conference call will also be available live over the Internet at the investor relations section of AdvanSource Biomaterials’ website at www.advbiomaterials.com.  A replay of the webcast will be available for one month after the call.

About AdvanSource Biomaterials Corporation

AdvanSource Biomaterials Corporation manufactures advanced polymer materials which provide critical characteristics in the design and development of medical devices.  The Company’s biomaterials are used in devices that are designed for treating a broad range of anatomical sites and disease states.  AdvanSource’s business model leverages its proprietary materials science technology and manufacturing expertise in order to expand its product sales and royalty and license fee income.  More information about AdvanSource is available at its website: www.advbiomaterials.com

Forward-Looking Statements

AdvanSource believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements.  For further information on such risks and uncertainties, you are encouraged to review AdvanSource’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  AdvanSource assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact:

AdvanSource Biomaterials Corporation
David Volpe, Acting CFO
(978) 657-0075, ext. 103
dvolpe@advbiomaterials.com

[FINANCIAL TABLES FOLLOW]

AdvanSource Biomaterials Corporation
Condensed Consolidated Balance Sheets
(Unaudited - in thousands, except share and per share amounts)

	June 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$3,436	$3,873
Accounts receivable-trade, net of allowance of $5 as of June 30, 2009 and March 31, 2009	156	37
Accounts receivable-other	684	997
Inventories, net	379	390
Prepaid expenses and other current assets	108	108
Total current assets	4,763	5,405
Property, plant and equipment, net	3,234	3,295
Other assets	-	6
Total assets	$7,997	$8,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$58	$124
Accrued expenses	395	470
Deferred revenue	100	136
Current liabilities of discontinued operations	149	149
Total current liabilities	702	879
Commitments and contingencies
Stockholders' equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized; 500,000 shares issued and none outstanding as of June 30, 2009 and March 31, 2009	-	-
Common stock; $.001 par value; 50,000,000 shares authorized; 21,205,399 shares issued and 21,128,707 outstanding as of June 30, 2009 and March 31, 2009	21	21
Additional paid-in capital	37,668	38,744
Accumulated deficit	(30,364)	(30,908)
	7,325	7,857
Less: treasury stock, 76,692 shares at cost as of June 30, 2009 and March 31, 2009	(30)	(30)
Total stockholders' equity	7,295	7,827
Total liabilities and stockholders' equity	$7,997	$8,706

AdvanSource Biomaterials Corporation
Condensed Consolidated Statements of Operations
(Unaudited - in thousands, except per share amounts)

	Three Months Ended June 30,
	2009	2008
Revenues:
Product sales	$239	$313
License, royalty and development fees	211	561
	450	874
Cost of sales	339	347
Gross profit	111	527
Operating expenses:
Research, development and regulatory	182	183
Selling, general and administrative	786	924
	968	1,107
Loss from operations	(857)	(580)
Other income (expense):
Interest income	-	21
Other expense	(35)	-
Other income (expense)	(35)	21
Net loss from continuing operations	(892)	(559)
Net income from discontinued operations - sale of CDT, net of taxes	213	-
Net loss	$(679)	$(559)
Net income (loss) per common share, basic and diluted:
Net loss per share, continuing operations	$(0.04)	$(0.03)
Net income per share, discontinued operations	0.01	-
Net loss per common share, basic and diluted	$(0.03)	$(0.03)
Shares used in computing net income (loss) per common share, basic and diluted	21,129	21,067